UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014

Astrotech Corporation

(Exact name of registrant as specified in its charter)

Washington	001-34426	91-1273737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Ave. Suite 1650, Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(512) 485-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Sale of ASO Business

On May 28, 2014, Astrotech Corporation, a Washington corporation (the “Company”), the Company’s wholly-owned subsidiary, Astrotech Space Operations, Inc., a Delaware corporation (“ASO”) and ASO’s wholly-owned subsidiary, Astrotech Florida Holdings, Inc., a Florida corporation (together with the Company and ASO, the “Seller Companies”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Lockheed Martin Corporation, a Maryland corporation (“Lockheed Martin”) and Lockheed Martin’s wholly-owned subsidiary, Elroy Acquisition Company, LLC, a Delaware limited liability company (“Buyer” and, together with Lockheed Martin, the “Buyer Companies”), pursuant to which the Buyer will acquire substantially all of the Seller Companies’ assets held, owned or used by the Seller Companies to conduct the Company’s Astrotech Space Operations business unit, which consists of (i) ownership, operation and maintenance of spacecraft processing facilities in Titusville, Florida and Vandenberg Air Force Base, California, (ii) supporting government and commercial customers processing complex communication, earth observation and deep space satellite launches, (iii) designing and building spacecraft processing equipment and facilities and (iv) providing propellant services including designing, building and testing propellant service equipment for fueling spacecraft (the “ASO Business”). Pursuant to the Asset Purchase Agreement, Buyer will pay $61,000,000 in cash (subject to a working capital adjustment as provided in the Asset Purchase Agreement) and will assume certain liabilities related to the ASO Business. The Asset Purchase Agreement has been approved by the Boards of Directors of each of the Seller Companies and by the sole member of the Buyer. The sale of the ASO Business constitutes a sale of substantially all of the assets of the Company under Washington law.

The Asset Purchase Agreement contains certain representations and warranties accompanied by certain indemnification rights. In addition, in the Asset Purchase Agreement, the Company has agreed, among other things: (i) subject to certain exceptions, to conduct the ASO Business in the ordinary course of business during the interim period between the execution of the Asset Purchase Agreement and closing of the transactions (the “Closing”); (ii) to hold a shareholder meeting to consider approval of the Asset Purchase Agreement and the sale of the assets of the ASO Business pursuant to the Asset Purchase Agreement; (iii) subject to certain exceptions to permit the Company’s Board of Directors (the “Board”) to act in accordance with its fiduciary duties, that the Board will recommend that its shareholders approve the sale of the assets of the ASO Business pursuant to the Asset Purchase Agreement; and (iv) not to solicit proposals relating to alternative proposals and, subject to certain limited exceptions to permit the Board to act in accordance with its fiduciary duties, not to enter into discussions or negotiations concerning, or to provide information in connection with, alternative proposals.

Under the Asset Purchase Agreement, the parties have agreed that upon the consummation of the transactions, the Buyer will withhold $1,830,000 from the purchase price for the purpose of securing any purchase price adjustment to be paid by the Seller Companies in connection with any net working capital adjustment. In addition, the Buyer will deposit into escrow $6,100,000 from the purchase price (the “Indemnity Escrow Amount”) for the purpose of securing certain indemnification obligations of the Seller Companies. The Indemnity Escrow Amount will be held by an escrow agent under the terms of an Escrow Agreement until the 18-month anniversary of the consummation of the transactions, at which time the escrow agent will release the then-available Indemnity Escrow Amount to the Company (other than amounts in respect of any pending indemnification claims, which will be released upon final resolution of such claims).

The consummation of the transactions is subject to customary closing conditions, including, among others, the receipt of the approval of the Company’s shareholders, the absence of a material breach of the Company’s representations and warranties, the absence of an event that would have a material adverse effect on the ASO Business, the receipt of certain third party approvals necessary for the assignment of and transfer of certain contracts, and the performance of certain covenants in all material respects. The Asset Purchase Agreement provides for customary termination rights of the parties and also requires the Company to pay Lockheed Martin a termination fee of $2,440,000 under certain circumstances, including termination by a Buyer Company if the Company’s board of directors takes or fails to take certain actions such that it is deemed to have changed its recommendation that the Company’s shareholders should approve the Asset Purchase Agreement and the transactions contemplated thereby, and termination by a Seller Company in order to enter into an agreement for a Superior Proposal (as such term is defined in the Asset Purchase Agreement). The Company may also be required to reimburse Buyer, subject to certain exceptions, for certain fees and expenses (not to exceed $1,000,000) if the Asset Purchase Agreement is terminated due to a failure of the shareholders of the Company to approve the Asset Purchase Agreement.

The representations and warranties of each of the parties contained in the Asset Purchase Agreement and the assertions embodied in those representations and warranties are qualified by information in a confidential disclosure letter that the Seller Companies delivered in connection with the execution of the Asset Purchase Agreement. In addition, certain representations and warranties may not be accurate or complete because they are subject to a contractual standard of materiality different from those generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.

At the time of the Closing, the Company will also enter into a Transition Services Agreement pursuant to which the Company and Buyer will agree to provide the other party with certain services, including, among others, services related to benefits, human resources and payroll administration, cash management, financial statements and compliance, each of a type currently provided by or for the ASO Business, after the consummation of the asset sale.

At the time of the Closing, the Company will also enter into a Trademark License Agreement with Buyer, pursuant to which Buyer will grant the Company a perpetual, worldwide, royalty-free, paid-up, personal, non-transferable and limited exclusive license, without the right to sublicense, to the “Astrotech” name and mark solely as part of the “Astrotech Corporation” trade name in connection with the Company’s operations as a parent holding company for its Spacetech business unit and any related business units.

In addition, in connection with the entry into the Asset Purchase Agreement, Thomas B. Pickens III, the Company’s Chairman and Chief Executive Officer, has entered into a Voting Agreement with the Buyer Companies under which he has agreed to vote for the approval of the sale of the assets of the ASO Business pursuant to the Asset Purchase Agreement, subject to certain limited exceptions.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement filed herewith as Exhibit 2.1 and incorporated herein by reference. A copy of the press release issued by the Company on May 29, 2014 concerning the transactions is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Shareholder Approval and Proxy Statement

The sale of the ASO Business is subject to shareholder approval. The Company intends to file a proxy statement with respect to a special meeting of the Company’s shareholders to seek shareholder approval for the sale of the ASO Business.

Item 5.02(e).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2014, in connection with the sale of the ASO Business, the Company entered into a Mutual Termination of Employment Agreement (the “Mutual Termination”) with Don M. White, Senior Vice President and General Manager of ASO, that is contingent upon the Closing.

Under the Mutual Termination, the Company and Mr. White mutually agreed that both his employment and his October 31, 2008 employment agreement with the Company would each terminate effective as of the Closing as a result of Mr. White’s voluntary resignation.  Following such termination, Mr. White’s employment agreement with the Company, other than certain provisions which survive the termination, will be of no further force or effect and he shall have no further rights thereunder.  Mr. White also agreed, effective as of the Closing, to release and discharge the Company (and any successor in interest to the ASO Business, including Buyer and any successor or assign of Buyer) from any and all obligations under his employment agreement, including certain rights to severance payments or benefits.

Pursuant to the terms of the Mutual Termination, Mr. White will receive a $100,000 payment  upon the Closing, which amount represents Mr. White’s annual bonus payment under his employment agreement for fiscal year 2014.

Additional Information about the Transaction and Where to Find It

The Company intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant materials with respect to the special meeting to be held in connection with the proposed transaction. The proxy statement will be mailed to the shareholders of the Company. Investors and security holders of the Company are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the Company, Buyer and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by contacting the Company at 401 Congress Ave, Suite 1650, Austin, Texas, 78701, Attention: Secretary; telephone: (512) 485-9530. Investors and security holders of the Company are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Participants in the Solicitation

The Company and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed asset sale. Information about the directors and executive officers, including their interests in the transactions, will be included in the Company’s proxy statement relating to the proposed transaction when it becomes available.

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties concerning the proposed transaction. Actual events or results may differ materially from those described in this Form 8-K due to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the satisfaction of certain closing conditions specified in the transaction documents, the Company’s ability to successfully close the transaction, the Company’s ability to obtain necessary shareholder approval for the transaction, the timing of such closing and the Company’s performance after the closing of the proposed transactions. Certain additional risks are set forth in more detail in the section entitled in “Risk Factors” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in the Company’s most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q and the other reports filed by Company from time to time with the SEC. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

2.1	Asset Purchase Agreement, dated May 28, 2014, by and between Astrotech Corporation, Astrotech Space Operations, Inc., Astrotech Florida Holdings, Inc., Lockheed Martin Corporation and Elroy Acquisition Company, LLC.

99.1	Press Release of Astrotech Corporation, dated May 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTROTECH CORPORATION

Date: May 30, 2014	By:	/s/ Thomas B. Pickens III
Thomas B. Pickens III
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document Description

2.1	Asset Purchase Agreement, dated May 28, 2014, by and between Astrotech Corporation, Astrotech Space Operations, Inc., Astrotech Florida Holdings, Inc., Lockheed Martin Corporation and Elroy Acquisition Company, LLC.

99.1	Press Release of Astrotech Corporation, dated May 29, 2014.